Exhibit 21.1

Name	State or Other Jurisdiction of Incorporation or Organization
Milan Laser Holdings, LLC	Delaware
Milan Parent, LLC	Delaware
Milan Intermediate LLC	Delaware
Milan Laser Aggregator, LLC	Nebraska
Milan Laser Corporate, LLC	Nebraska
MedSpa Ad Pros LLC	Nebraska
Milan Laser Sheridan, LLC	Nebraska
Milan Laser Northglenn, LLC	Nebraska
Milan Laser Colorado Springs, LLC	Nebraska
Milan Laser Fort Collins, LLC	Nebraska
Milan Laser Indiana, LLC	Nebraska
Milan Laser Indianapolis South, LLC	Nebraska
Milan Laser Indianapolis West, LLC	Nebraska
Milan Laser Indianapolis North, LLC	Nebraska
Milan Laser Topeka, LLC	Nebraska
Milan Laser Wichita, LLC	Nebraska
Milan Laser Overland Park, LLC	Nebraska
Milan Laser Louisville, LLC	Nebraska
Milan Laser Lexington, LLC	Nebraska
Milan Laser Maine, LLC	Nebraska
Milan Laser Lansing, LLC	Nebraska
Milan Laser Grand Blanc, LLC	Nebraska
Milan Laser Ann Arbor, LLC	Nebraska
Milan Laser Woodbury, LLC	Nebraska
Milan Laser Edina, LLC	Nebraska
Milan Laser Maple Grove, LLC	Nebraska
Milan Laser Fargo, LLC	Nebraska
Milan Laser Jenkintown, LLC	Nebraska
Milan Laser Newtown, LLC	Nebraska
Milan Laser King of Prussia, LLC	Nebraska
Milan Laser Sioux Falls, LLC	Nebraska
Milan Laser Milwaukee LLC	Nebraska